AMENDMENT NUMBER FOURTEEN

TO

FUND ACCOUNTING AGREEMENT

This Amendment Number Fourteen (the “Amendment”) to that certain Fund Accounting Agreement, dated December 31, 2014, by and between Hartford Funds Management Company, LLC and the Registrants listed on Schedule A with respect to each series thereof (the “Agreement”) is made as of this 26th day of July 2023.

WHEREAS, the parties hereto desire to amend the Agreement to add Hartford Schroders Private Opportunities Fund as a party to the Agreement;

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties to the Agreement agree as follows:

1.	Effective as of the date on which it commences operations, Hartford Schroders Private Opportunities Fund, a Delaware statutory trust, is added as a party to the Agreement.

2.	Schedule A is deleted in its entirety and is replaced by Schedule A attached to this Amendment.

3.	Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE HARTFORD MUTUAL FUNDS, INC.

THE HARTFORD MUTUAL FUNDS II, INC.

HARTFORD SERIES FUND, INC.

HARTFORD HLS SERIES FUND II, INC.

HARTFORD FUNDS EXCHANGE-TRADED TRUST

LATTICE STRATEGIES TRUST

HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND

/s/ Thomas R. Phillips
Name:	Thomas R. Phillips
Title:	Secretary and Vice President

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

/s/ Gregory A. Frost
Name:	Gregory A. Frost
Title:	Chief Financial Officer

Schedule A

to the Fund Accounting Agreement

List of Funds

The Fund Accounting Agreement applies to the following Registrants on behalf of each of their current series (if any), each of which is referred to as a “Fund” and collectively are referred to as the “Funds,” as the context requires. This Schedule A is effective as of July 26, 2023.

THE HARTFORD MUTUAL FUNDS, INC.

THE HARTFORD MUTUAL FUNDS II, INC.

HARTFORD SERIES FUND, INC.

HARTFORD HLS SERIES FUND II, INC.

HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND